UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2026

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7500 Old Georgetown Road, 15th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c), (d) and (e) Effective July 6, 2026 (the “Start Date”), Stephen R. Curley, age 55, will assume the position of President and Chief Executive Officer of Eagle Bancorp, Inc. (the “Company”) and its wholly owned subsidiary EagleBank (the “Bank”). Mr. Curley will also join the boards of directors of the Company and the Bank on July 6, 2026, with his committee assignments to be determined at that time. Mr. Curley previously served as Chief Banking Officer for National Business Lines at Western Alliance Bancorporation (WAL), the bank holding company for Western Alliance Bank, which has more than $90 billion in assets and is headquartered in Phoenix, Arizona, since 2022. Prior to that, from 2018 to 2022, Mr. Curley was Division President at Western Alliance Bank.
Susan Riel will retire as President and Chief Executive Officer of the Company and the Bank, with her last day of service being July 5, 2026, while remaining a director of the Company and the Bank if she is re-elected to the Company board at the upcoming Annual Meeting. Ms. Riel has agreed to provide consulting services for a transition period of twelve months following her retirement.
In connection with his appointment to the position of President and Chief Executive Officer of the Company and the Bank, Mr. Curley entered into an employment agreement with the Company and the Bank, dated May 7, 2026, which has an initial term of two years which automatically extends for an additional year commencing on the first anniversary of the Start Date, and continuing on each anniversary thereafter unless either party gives a notice of nonrenewal. Under the employment agreement, Mr. Curley will receive an annual salary of $1,050,000, an annual car allowance of $19,200, reimbursement of life insurance premiums, and other benefits generally provided to similarly situated employees. Mr. Curley is eligible to participate in the Senior Executive Incentive Plan (with an annual target bonus opportunity equal to 100% of Mr. Curley’s salary) and to receive equity compensation (with a 2027 target long-term incentive opportunity equal to 150% of Mr. Curley’s salary). Mr. Curley will be entitled to receive a sign-on bonus of $250,000 upon commencement of employment, which is subject to certain repayment conditions upon his resignation other than for good reason (as defined in his employment agreement) during his first year of employment. As an inducement material to Mr. Curley’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4), the agreement provides for (i) an initial equity grant of $1,200,000, consistent with the long-term incentive plan structure for all executive officers, with 20% of the grant in the form of time-vested non-qualified stock options vesting over three years, 20% in the form of time-vested restricted stock units vesting over three years, and 60% in the form of performance-based restricted stock units cliff vesting following a three-year performance period and (ii) a make-whole equity grant of $2,000,000, comprising $1,150,000 in the form of time-vested restricted stock units and $850,000 in the form of non-qualified stock options, in each case vesting in four equal annual installments beginning on the first anniversary of the grant date.
Under his employment agreement, upon a termination without cause or resignation for good reason (each as defined in his employment agreement) other than a Change in Control Termination (as defined below), Mr. Curley will be entitled to receive cash severance in an amount equal to two times the sum of (i) his base salary plus (ii) his annual cash bonuses paid in the most recent twelve months (or, in the event of a qualifying termination prior to the scheduled payment date of the 2026 annual cash bonus, his 2026 target bonus) (the “Bonus Amount”), payable in equal monthly installments, as well as a lump sum cash amount equal to 24 times his total monthly COBRA premiums for continuation of healthcare coverage. Upon a termination without cause or resignation for good reason within twelve months following consummation of a change in control (as defined in his employment agreement) (a “Change in Control Termination”), Mr. Curley will be entitled to receive cash severance in an amount equal to 2.99 times the sum of (x) his base salary plus (y) the Bonus Amount, payable in a lump sum, as well as a lump sum cash payment equal to 36 times his total monthly COBRA premiums for continuation of healthcare coverage.
Mr. Curley’s employment agreement contains restrictive covenants, including non-competition and non-interference covenants effective for 12 months following any termination of employment (which may be extended to two years by mutual agreement in the event of a Change in Control Termination). There are no family relationships between Mr. Curley and any director or executive officer of the Company or the Bank, and there are no related party transactions between the Company or the Bank and Mr. Curley that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.
Ms. Riel entered into a consulting agreement with the Company and the Bank, dated May 9, 2026, memorializing her agreement to provide consulting services for a transition period of twelve months commencing July 6, 2026 for a consulting fee of $94,000 per month. The Compensation Committee of the Company board also confirmed that the 26,998 outstanding shares of time-based restricted stock awards held by Ms. Riel will accelerate and vest upon her retirement. Following her retirement, Ms. Riel will be eligible to receive the Company’s standard compensation for non-employee directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 3, 2026.
The foregoing summaries are qualified in their entirety by reference to the employment agreement with Mr. Curley and the consulting agreement with Ms. Riel, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Item 7.01. Regulation FD Disclosure.
On May 12, 2026, the Company issued a press release announcing Mr. Curley’s appointment as President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Employment agreement, dated May 7, 2026, between the Company and the Bank and Stephen Curley
10.2	Consulting agreement, dated May 9, 2026, between the Company and the Bank and Susan Riel
99.1	Press Release of Eagle Bancorp, Inc., dated May 12, 2026, announcing the appointment of Stephen Curley
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: May 12, 2026	By:	/s/ Eric R. Newell
Eric R. Newell
Senior Executive Vice President, Chief Financial Officer